UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 6, 2006

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Compensation arrangements with newly promoted executives.

As discussed below in Item 5.02, the Corporation announced, effective January 1, 2006, the promotion of Larry M. Venturelli to the position of Corporate Vice President and Controller. In this position, Mr. Venturelli will be the principal accounting officer of the Corporation.

In connection with this promotion, the Human Resources Committee of Whirlpool’s Board of Directors (the “Committee”) increased Mr. Venturelli’s annual base salary for 2006 from $210,000 to $240,000. At the same time, the Committee approved an increase in the annual bonus target award under Whirlpool’s annual incentive compensation plan (“PEP”) for Mr. Venturelli from 50% to 65% of base salary. Under the terms of PEP, compensation for officers is based on meeting a set of corporate and business financial and other performance goals established by the Committee, as well as achieving individual performance objectives under the Committee’s balanced scorecard approach. In addition, the Committee approved an increase in the target compensation award for Mr. Venturelli under Whirlpool’s long-term incentive compensation plan (“SEP”) for the 2006 to 2008 performance period from 40% to 80% of annual base salary. Under SEP, compensation is based on meeting one year strategic performance objectives established by the Committee, followed by a two-year vesting period, with payments made in cash and common stock if both performance and vesting goals are met.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2006 the Corporation announced that the Board of Directors had, effective January 1, 2006, elected Larry M. Venturelli to the position of Corporate Vice President and Controller, replacing Ted A. Dosch who is assuming the position of Corporate Vice President, Finance, Project Management Office. Mr. Dosch will lead the planning and integration of all financial processes associated with the acquisition of Maytag. Mr. Venturelli will serve as the principal accounting officer of the Corporation.

Mr. Venturelli, 45, joined the Corporation in 2002 as the Assistant Corporate Controller. He became the Vice President, Investor Relations in 2004. Prior to joining Whirlpool, Mr. Venturelli worked for Royal Caribbean Cruises LTD, Campbell Soup Company, and Quaker Oats in various management positions. Mr. Venturelli is a Certified Public Accountant with a bachelor’s degree from DePaul University in accounting and a master’s degree in management from Northwestern University.

Reference is made to Item 1.01 of this report for information regarding Mr. Venturelli’s compensation arrangements.

Item 9.01. Financial Statements and Exhibits

99.1	Copy of press release dated January 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: January 6, 2006	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 6, 2006